Exhibit 2.1

SHARE
EXCHANGE AGREEMENT

by and among

Bridgeway Acquisition Corp.
a Delaware corporation

and

Dragons Soaring Limited
a British Virgin Islands company

and

the Shareholders of
Dragons Soaring Limited.

and

Bosch Equities, L.P.
a California, limited partnership

Dated as of June 15, 2012

SHARE EXCHANGE AGREEMENT

THIS SHARE  EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 15th day of June, 2012, by and between Bridgeway Acquisition Corp., a Delaware corporation (“Bridgeway”), Dragons Soaring Limited, a British Virgin Islands company (“Dragons”), Bosch Equities, L.P., a California limited partnership (“Majority Shareholder”),  and the shareholders of Dragons (the “Dragons  Shareholders”), upon the following premises:

Premises

WHEREAS, Bridgeway is a Delaware corporation registered under the Securities and Exchange Act of 1934, as amended;

WHEREAS, Bridgeway agrees to acquire 100% of the issued and outstanding shares of Dragons from the Dragons Shareholders in exchange for the issuance of certain shares of Bridgeway (the “Exchange”) and the Dragons Shareholders agree to exchange their shares of Dragons on the terms described herein. On the Closing Date (as defined in Section 4.05), Dragons will become a wholly-owned subsidiary of Bridgeway;

WHEREAS, the boards of directors of Bridgeway and Dragons have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF DRAGONS SOARING LIMITED

As an inducement to, and to obtain the reliance of Bridgeway, except as set forth in the Dragons Schedules (as hereinafter defined), Dragons represents and warrants as of the Closing Date, as defined below, as follows:

Section 1.01   Incorporation.

Dragons is a company duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Dragons Schedules are complete and correct copies of the memorandum of association and articles of association of Dragons as in effect on the date hereof, as well as true and correct copies of the Certificate of Incorporation and the Business Registration Certificate, or equivalent documents.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Dragons’ memorandum of association or articles of association or equivalent documents.  Dragons has taken all actions required by law, its memorandum of association and articles of association, or otherwise to authorize the execution and delivery of this Agreement.  Dragons has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Section 1.02   Authorized Shares.

The number of shares which Dragons is authorized to issue consists of 300,000,000 shares of a single class, par value of 0.0001 per share.  There are 1,680,000 shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03   Subsidiaries and Predecessor Corporations.

Except as set forth in the Dragons Schedule 1.03, Dragons does not have any subsidiaries, and does not own, beneficially or of record, any shares of or control any other corporation.  For purposes hereinafter, the term “Dragons” also includes those subsidiaries set forth on the Dragons Schedules.

Section 1.04   Financial Statements.

(a)      Included in the Dragons Schedule 1.04 are (i) the audited balance sheets of Huludao Hefeng Rescue Equipment Co., Ltd. (“Huludao Rescue”) as of December 31, 2011 and December 31, 2010 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2011 and December 31, 2010 together with the notes to such statements and the opinion of Wei Wei & Co., LLP, independent certified public accountants. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Huludao Rescue balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Huludao Rescue.  The Huludao Rescue balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Huludao Rescue.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Dragons and Huludao Rescue had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Dragons and Huludao Rescue, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(b)      Dragons has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Dragons has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(c)      The books and records, financial and otherwise, of Dragons are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(d)      All of Huludao Rescue’s assets are reflected on its financial statements, and, except as set forth in the Dragons Schedules or the financial statements of Huludao Rescue or the notes thereto, Huludao Rescue has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05   Information.

The information concerning Dragons set forth in this Agreement and in the Dragons Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 1.06   Options or Warrants.

Except as set forth in the Dragons Schedule 1.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Dragons.

Section 1.07   Litigation and Proceedings.

Except as disclosed on Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Dragons after reasonable investigation, threatened by or against Dragons or affecting Dragons or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Dragons does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.08   No Conflict With Other Instruments.

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Dragons is a party or to which any of its assets, properties or operations are subject.

Section 1.09   Compliance With Laws and Regulations.

To the best of its knowledge, Dragons has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Dragons or except to the extent that noncompliance would not result in the occurrence of any material liability for Dragons.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.10   Approval of Agreement.

The Board of Directors of Dragons has authorized the execution and delivery of this Agreement by Dragons and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Dragons Shareholders that the Exchange be accepted.

Section 1.11   Dragons Schedules

Dragons has delivered to Bridgeway the following schedules, which are collectively referred to as the “Dragons Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Dragons as complete, true, and correct as of the date of this Agreement in all material respects:

(a)      a schedule containing complete and correct copies of the memorandum of association and articles of association of Dragons in effect as of the date of this Agreement;

(b)      a schedule containing the financial statements of Huludao Hefeng identified in paragraph 1.04(a);

(c)      a schedule of any exceptions to the representations made herein; and

(d)      a schedule containing the other information requested above.

Dragons shall cause the Dragons Schedules and the instruments and data delivered to Bridgeway hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.12   Valid Obligation

This Agreement and all agreements and other documents executed by Dragons in connection herewith constitute the valid and binding obligation of Dragons, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.13   PRC Laws and Regulations.

To the best of their knowledge, Dragons’ subsidiaries in PRC and Huludao Rescue are in compliance with all applicable PRC laws and regulations.  All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of Dragons’ subsidiaries in PRC and Huludao Rescue doing business in the PRC have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE MAJORITY SHAREHOLDER

As an inducement to, and to obtain the reliance of Dragons and the Dragons Shareholders, except as set forth in the Bridgeway Schedules (as hereinafter defined), the Majority Shareholder represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01   Organization.

Bridgeway is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Bridgeway Schedules are complete and correct copies of the certificate of incorporation and bylaws of Bridgeway (the “Articles”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Bridgeway’s certificate of incorporation or Articles.  Bridgeway has taken all action required by law, its certificate of incorporation, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and Bridgeway has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02   Capitalization.

(a)       Bridgeway’s authorized capitalization consists of (a) 300,000,000 shares of common stock, par value $0.0001 per share, of which 1,680,000 shares are issued and outstanding.   All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of Bridgeway’s common stock were reserved for issuance upon the exercise of outstanding options to purchase the common shares; (iv) no  common shares were reserved for issuance upon the exercise of outstanding warrants to purchase Bridgeway common shares; (v) no shares of preferred stock authorized or issued; and (vi) no common shares were reserved for issuance upon the conversion of outstanding convertible notes, debentures or securities.  All outstanding Bridgeway common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b)       There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Bridgeway, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Schedule 2.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Bridgeway is a party or by which it is bound obligating Bridgeway to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Bridgeway or obligating Bridgeway to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue Bridgeway common shares or preferred stock except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 2.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Bridgeway is a party or by which it is bound with respect to any equity security of any class of Bridgeway, and there are no agreements to which Bridgeway is a party, or which Bridgeway has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03   Subsidiaries and Predecessor Corporations.

Save as otherwise provided in Schedule 2.03 Bridgeway does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04   Financial Statements.

(a)      Included in the Bridgeway Schedules are (i) the audited balance sheets of Bridgeway as of October 31, 2011 and October 31, 2010 and the related audited statements of operations, stockholders’ equity and cash flows for  the twelve months ended October 31, 2011 and the period from inception to October 31, 2010, together with the notes to such statements and the opinion of Stephen Wan Accountancy Corporation, independent certified public accountants, with respect thereto and (ii) the unaudited balance sheets of Bridgeway as of January 31, 2012 and the related unaudited statements of operations, stockholders’ equity and cash flows for the three month period ending January 31, 2012;

(b)      All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Bridgeway balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Bridgeway.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Bridgeway had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Bridgeway, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(c)      Bridgeway has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(d)      Bridgeway has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(e)      The books and records, financial and otherwise, of Bridgeway are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(f)      All of Bridgeway’s assets are reflected on its financial statements, and, except as set forth in the Bridgeway Schedules or the financial statements of Bridgeway or the notes thereto, Bridgeway has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05   Information.

The information concerning Bridgeway set forth in this Agreement and the Bridgeway Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Bridgeway has fully disclosed in writing to Dragons (through this Agreement or the Bridgeway Schedules) all information relating to matters involving Bridgeway or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of Bridgeway or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Bridgeway, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06   Options or Warrants.

Except as set forth on Schedule 2.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Bridgeway.

Section 2.07   Absence of Certain Changes or Events.

Since October 31, 2011:

(a)      there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Bridgeway or (ii) any damage, destruction or loss to Bridgeway (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Bridgeway;

(b)      Bridgeway has not (i) amended its certificate of incorporation or Articles except as required by this Agreement or as previously publicly disclosed in Bridgeway’s filings with the SEC; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Bridgeway; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)      Bridgeway has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Bridgeway balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Bridgeway; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)      To the Majority Shareholder’s knowledge, Bridgeway has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Bridgeway.

Section 2.08   Litigation and Proceedings.

There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Majority Shareholder after reasonable investigation, threatened by or against Bridgeway or affecting Bridgeway or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Bridgeway Schedule 2.08.  The Majority Shareholder has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09   Contracts.

(a)      Bridgeway is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b)      Bridgeway is not a party to or bound by, and the properties of Bridgeway are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)      Bridgeway is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Bridgeway.

Section 2.10   No Conflict With Other Instruments.

The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Bridgeway is a party or to which any of its assets, properties or operations are subject.

Section 2.11   Compliance With Laws and Regulations.

To the best the Majority Shareholder’s knowledge, Bridgeway has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12   Approval of Agreement.

The Board of Directors of Bridgeway has authorized the execution and delivery of this Agreement by Bridgeway and has approved this Agreement and the transactions contemplated hereby.

Section 2.13   Material Transactions or Affiliations.

Except as disclosed herein and in the Bridgeway Schedules, there exists no contract, agreement or arrangement between Bridgeway and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Bridgeway to own beneficially, 5% or more of the issued and outstanding common shares of Bridgeway and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of Bridgeway has, or has had since inception of Bridgeway, any known interest, direct or indirect, in any such transaction with Bridgeway which was material to the business of Bridgeway.  Bridgeway has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14   Bridgeway Schedules.

Bridgeway has delivered to Dragons the following schedules, which are collectively referred to as the “Bridgeway Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Bridgeway to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a)      a schedule containing complete and accurate copies of the articles of incorporation and bylaws of Bridgeway as in effect as of the date of this Agreement;

(b)      a schedule containing the financial statements of Bridgeway identified in paragraph 2.04(a) and (b);

(c)      a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Bridgeway since October 31, 2011, required to be provided pursuant to section 2.07 hereof; and

(d)      a schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Bridgeway Schedules by Sections 2.01 through 2.13.

Bridgeway shall cause the Bridgeway Schedules and the instruments and data delivered to Dragons hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15   Bank Accounts; Power of Attorney.

Set forth in the Bridgeway Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Bridgeway within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Bridgeway, (b) all safe deposit boxes and other similar custodial arrangements maintained by Bridgeway within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Bridgeway or who are otherwise authorized to act on behalf of Bridgeway with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16   Valid Obligation.

This Agreement and all agreements and other documents executed by Bridgeway in connection herewith constitute the valid and binding obligation of Bridgeway, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17   SEC Filings

; Financial Statements.

(a)       Bridgeway has made available to Dragons a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by Bridgeway with the SEC for the 36 months prior to the date of this Agreement (the “Bridgeway SEC Reports”), which, to Bridgeway’s knowledge, are all the forms, reports and documents filed by Bridgeway with the SEC for the 36 months or applicable period prior to the date of this Agreement. As of their respective dates, to the Majority Shareholder’s knowledge, the Bridgeway SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Bridgeway SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       Each set of financial statements (including, in each case, any related notes thereto) contained in the Bridgeway SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Bridgeway at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a  material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of Bridgeway, taken as a whole (“Material Adverse Effect”).

Section 2.18   Exchange Act Compliance.

Bridgeway is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the common shares have been registered under Section 12(g) of the Exchange Act, and Bridgeway is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Bridgeway.

Section 2.19   Title to Property.

Bridgeway does not own or lease any real property or personal property.  There are no options or other contracts under which Bridgeway has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.20   Intellectual Property.

Bridgeway does not own, license or otherwise have any right, title or interest in any intellectual property.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE DRAGONS SHAREHOLDERS

The Dragons Shareholders hereby represents and warrants, severally and solely, to Bridgeway as follows.

Section 3.01   Good Title.

Each of the Dragons Shareholders is the record and beneficial owner, and has good title to his Dragons common shares, with the right and authority to sell and deliver such Dragons common shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Bridgeway as the new owner of such Dragons common shares in the share register of Dragons, Bridgeway will receive good title to such Dragons common shares, free and clear of all liens.

Section 3.02   Power and Authority.

Each of the Dragons Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Dragons Shareholders, enforceable against the Dragons Shareholders in accordance with the terms hereof.

Section 3.03   No Conflicts.

The execution and delivery of this Agreement by the Dragons Shareholders and the performance by the Dragons Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Dragons Shareholders and (c) will not violate or breach any contractual obligation to which the Dragons Shareholders are a party.

Section 3.04   Finder’s Fee.

Each of the Dragons Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05   Purchase Entirely for Own Account.

The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the Dragons Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the Dragons Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06   Acquisition of Exchange Shares for Investment.

(a)      Each Dragons Shareholder is acquiring the Exchange Shares for investment for Dragons Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Dragons Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Dragons Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b)      Each Dragons Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Bridgeway and its securities.

(c)      Each Dragons Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Dragons Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person and certifies that such Shareholder will only transfer the Exchange Shares in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.   Each Non U.S. Person, also certifies and agrees that hedging transactions may not be conducted unless in compliance with the Securities Act.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d)      Each Dragons Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Dragons Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each Dragons Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Dragons Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each Dragons Shareholder agrees to provide documentation to Bridgeway prior to Closing as may be requested by Bridgeway to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such Dragons Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e)              Each Dragons Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f)               Each Dragons Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Bridgeway and its securities, and, that all information required to be disclosed to such Dragons Shareholder under Regulation D has been furnished to such Dragons Shareholder by Bridgeway.  To the full satisfaction of each Dragons Shareholder, he has been furnished all materials that he has requested relating to Bridgeway and the issuance of the Exchange Shares hereunder, and each Dragons Shareholder has been afforded the opportunity to ask questions of Bridgeway’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Dragons Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Bridgeway set forth in this Agreement, on which each of the Dragons Shareholders have relied in making an exchange of his shares Dragons for the Exchange Shares.

(g)      Each Dragons Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each Dragons Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Bridgeway’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h)              The Dragons Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Dragons Shareholder under this Section 3.06 shall survive the Closing.

Section 3.07   Additional Legend; Consent.

Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the Dragons Shareholders consents to Bridgeway making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01   The Exchange.

On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Dragons Shareholders who has elected to accept the exchange offer described herein by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of Dragons set forth on the Dragons Schedules attached hereto, constituting all of the shares of Dragons held by such shareholder; the objective of such Exchange being the acquisition by Bridgeway of not less than 100% of the issued and outstanding shares of Dragons.  In exchange for the transfer of such securities by the Dragons Shareholders, Bridgeway shall issue to the Dragons Shareholders, their affiliates or assigns, a total of 31,920,000 shares of Bridgeway’s common stock pursuant to Table 1 attached hereto, representing approximately 95.00% of the total common shares of Bridgeway, for all of the outstanding shares of Dragons held by the Dragons Shareholders (the “Exchange Shares”). At the Closing Date, each of the Dragons Shareholders shall, on surrender of their certificate or certificates representing his Dragons shares to Bridgeway or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of Dragons shall be held by Bridgeway. Upon consummation of the transaction contemplated herein  there shall be 33,600,000 Bridgeway common shares issued and outstanding.

Section 4.02   [Intentionally Omitted]

Section 4.03   [Intentionally Omitted]

Section 4.04   Satisfaction of Present Liabilities of Bridgeway.

At or prior to the Closing Date, all of the liabilities and obligations of Bridgeway shall be entirely satisfied and paid by the Majority Shareholder.

Section 4.05   Closing.

The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on June 15, 2012 upon the exchange of the shares of Bridgeway and Dragons as described in Section 4.01 herein. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

Section 4.06   Closing Events.

At the Closing, Bridgeway, Dragons, the Majority Shareholder and the Dragons Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.07   Termination.

This Agreement may be terminated by the Board of Directors of Dragons or Bridgeway only in the event that Bridgeway or Dragons does not meet the conditions precedent set forth in Articles VI and VII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V

SPECIAL COVENANTS

Section 5.01   Regulation S Compliance.

Bridgeway agrees to refuse to register any transfer of shares issued pursuant to this Agreement pursuant to Regulation S if such transfer was not made in accordance with Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Section 5.02   Delivery of Books and Records.

At the Closing, Bridgeway shall deliver to Dragons, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Bridgeway which is now in the possession of Bridgeway or its representatives.

Section 5.03   Third Party Consents and Certificates.

 Bridgeway and Dragons agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04   Preparation of 2011 Tax Returns Post Closing and Payment of 2011 Taxes Owed.

The Majority Shareholder hereby covenants to have prepared, at the Majority Shareholder’s expense, a federal income tax return for Bridgeway for the fiscal year ending October 31, 2011 (the “2011 Return”).  The 2011 Return shall be completed and distributed to Bridgeway prior to the expiration of the applicable extended deadline under federal regulations and shall be complete and compliant with all applicable federal regulations, including the Internal Revenue Code of the United States.  In addition, the Majority Shareholder shall pay to the Company, prior to filing the 2011 Return, all monies due to the United States, if any, as indicated in the 2011 Return.

Section 5.05   Designation of Officers.

At Closing, all present officers of Bridgeway shall resign from all their officer positions of Bridgeway and the persons as set forth below shall be appointed as Officers of Bridgeway:

Name	Position
Zhengyuan Yan	Chief Executive Officer
Wenqi Yao	Chief Financial Officer

Section 5.06   Indemnification.

(a)      Dragons hereby agrees to indemnify Bridgeway and the Majority Shareholder, and each of the officers, agents and directors of Bridgeway  and the Majority Shareholder as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Articles I and III of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b)      the Majority Shareholder hereby agrees to indemnify Dragons and each of the officers, agents, and directors of Dragons and the Dragons Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on (i) any inaccuracy appearing in or misrepresentation made under Article II of this Agreement and (ii) the failure to comply with Section 4.04 of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.06   The Acquisition of Bridgeway Common Shares.

Bridgeway and Dragons understand and agree that the consummation of this Agreement including the issuance of the Bridgeway common shares to the Dragons Shareholders in exchange for the Dragons Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Bridgeway and Dragons agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)      In connection with the transaction contemplated by this Agreement, Bridgeway and Dragons shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Dragons reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b)      In order to more fully document reliance on the exemptions as provided herein, Dragons, the Dragons Shareholders, and Bridgeway shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Dragons or Bridgeway and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c)      The Dragons Shareholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.07   Majority Shareholder Registration Rights and Lock-up Agreement.

(a)      If at any time after the date hereof, and prior to the date 18 months subsequent to the date hereof, Bridgeway proposes to register any Bridgeway common stock under the Securities Act of 1933, as amended (the "Act"), for sale to the public for cash (and not for issuance  and sale pursuant to an S-8 Registration Statement for securities issued to employees and consultants for compensation for services to Bridgeway, or in connection with an acquisition of another company or business or in connection with any other registration that does not allow the registration of secondary sales), Bridgeway shall give written notice to the Majority Shareholder of its intention so to do at least 20 days prior to filing the related registration statement (the "Registration Statement").  Upon the written request of Majority Shareholder, given within 10 days after receipt of any such notice, to register up to 560,000 common shares of Bridgeway, which represents one third of the shares of Bridgeway held by the Majority Shareholder as of the date of this Agreement, (“Registrable Shares”), Bridgeway shall use its best efforts to cause all Registrable Shares, as to which registration shall have been so requested, to be included in the securities to be covered by the Registration Statement, all to the extent requisite to permit the sale or other disposition by Majority Shareholder of the Registrable Shares requested to be so registered; provided, however, that:

(i)       If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the Registration Statement, Bridgeway shall determine for any reason not to register such securities, Bridgeway may, at its election, give written notice of such determination to Majority Shareholder, and thereupon Bridgeway shall be relieved of its obligation to register any Registrable Shares in connection with such registration;

(ii)       If such registration involves an underwritten offering, Majority Shareholder must sell its Registrable Shares to the underwriters selected by the Bridgeway on the same terms and conditions as apply to Bridgeway (except as otherwise agreed to by Bridgeway in writing); and

(iii)       Bridgeway shall be obligated to keep the Registration Statement effective only for nine months after its initial effective date.

The number of Registrable Shares to be included in an underwritten offering may be reduced, pro rata among all Bridgeway's stockholders selling shares in the offering, in a ratio equal to the respective amounts of shares proposed to be sold by such stockholders, if and to the extent that the managing underwriter shall advise Majority Shareholder and Bridgeway by letter of its belief that the number of securities requested to be registered exceeds the number that can be sold in (or during the term of) such offering without adversely affecting the marketing of the securities to be sold by Bridgeway.

(b)      In connection with the registration provided for hereunder, Majority Shareholder shall use reasonable efforts to cooperate with Bridgeway and shall furnish to Bridgeway in writing such information with respect to it and its proposed distribution as shall be reasonably necessary in order to assure compliance with federal and applicable state securities laws.

(c)      Bridgeway shall pay all expenses incurred by Bridgeway in complying with its registration obligations pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel and independent public accountants for the Bridgeway, all expenses of the underwriter customarily paid by issuers or sellers of securities (including fees of the Financial Industry Regulatory Authority, Inc.), transfer taxes, escrow fees, fees of transfer agents and registrars, and costs of insurance.  Majority Shareholder shall pay all underwriting discounts and selling commissions applicable to the sale of the Registrable Shares being registered.

(d)      If the Majority Shareholder has Registrable Shares registered pursuant to the terms of Section 5.07 (a) – (c) above (the “Registration Statement”), from and after the date of the effectiveness of the Registration Statement (the “Effective Date”) and through and including the six month anniversary of the Effective Date (the “Lock-up Period,” and the date on the last day of the Lock-up Period, the “End Date”), the Majority Shareholder irrevocably agrees that, except as set forth below, it will not offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or announce the offering of, any of the Registrable Shares registered in the Registration Statement (“Lock-up Shares”) (including any securities convertible into, or exchangeable for, or representing the rights to receive, Lock-up Shares) or engage in any Short Sales with respect to any security of Bridgeway (the “Transfer Restrictions”).  In furtherance thereof, Bridgeway will (x) place a stop order with the Transfer Agent on all Lock-up Shares (y) notify its transfer agent in writing of the stop order and the restrictions on such Lock-up Shares under this Agreement and direct the transfer agent not to process any attempts by the Majority Shareholder to resell or transfer any Lock-up Shares except in compliance with this Agreement.  Notwithstanding the foregoing, the Majority Shareholder may transfer any Lock-up Shares by (a) bona fide gift or (b) will or intestate succession to his or her immediate family or to a trust the sole beneficiaries of which are one or more of the undersigned and his or her immediate family (the term "immediate family" meaning for these purposes the spouse, domestic partner, lineal descendant, father, mother or sibling of the undersigned), provided that each resulting transferee of such Lock-up Shares executes and delivers to Bridgeway an agreement satisfactory to Bridgeway certifying that such transferee is bound by the terms of this Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto.  For purposes hereof, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

Section 5.08   Payment of Liabilities.

Recognizing the need to extinguish all existing liabilities of Bridgeway prior to the Exchange, Dragons has indicated it will not enter into this Agreement unless Bridgeway has arranged for the payment and discharge of all of Bridgeway’s liabilities, including all of Bridgeway’s accounts payable and any outstanding legal fees incurred prior to the Closing Date.  Accordingly, Bridgeway has agreed to arrange for the payment and discharge of all such liabilities.

Section 5.09   Assistance with Post-Closing SEC Reports and Inquiries.

Upon the reasonable request of Bridgeway, after the Closing Date, the Majority Shareholder shall use his reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Bridgeway occurring, reported or filed prior to the Closing, as may be necessary or required by Bridgeway for the preparation of the reports that Bridgeway is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF BRIDGEWAY AND THE MAJORITY SHAREHOLDER

The obligations of Bridgeway under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01   Accuracy of Representations and Performance of Covenants.

The representations and warranties made by Dragons in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  Dragons shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Dragons prior to or at the Closing.  Bridgeway shall be furnished with a certificate, signed by a duly authorized executive officer of Dragons and dated the Closing Date, to the foregoing effect.

Section 6.02   Approval by Dragons Shareholders.

The Exchange shall have been approved by the requisite number of Dragons Shareholders as required by applicable law.

Section 6.03   No Governmental Prohibition.

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.04   Consents.

All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Dragons after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.05   Other Items.

Bridgeway shall have received such further documents, certificates or instruments relating to the transactions contemplated hereby as Bridgeway may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF DRAGONS

AND THE DRAGONS SHAREHOLDERS

The obligations of Dragons and the Dragons Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01   Accuracy of Representations and Performance of Covenants.

The representations and warranties made by Bridgeway in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, Bridgeway shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Bridgeway. Dragons shall be furnished with a certificate, signed by a duly authorized executive officer of Bridgeway and dated the Closing Date, to the foregoing effect.

Section 7.02   Good Standing.

Dragons shall have received a certificate of good standing from the Delaware Secretary of State or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Bridgeway is in good standing as a company in the State of Delaware and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 7.03   No Governmental Prohibition.

No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.04   Consents.

All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Bridgeway after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.05   Other Items.

Dragons shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Dragons may reasonably request.

ARTICLE VIII

MISCELLANEOUS

Section 8.01   Brokers.

Bridgeway and Dragons agree that, except as set out on Schedule 8.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  Bridgeway and Dragons agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02   Governing Law.

This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Delaware.  Venue for all matters shall be in San Francisco, CA, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 8.03   Notices.

Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Dragons or Huludao Rescue, to:
Zhengyuan Yan

With copies to (which shall not constitute notice):
Ryan Nail, Esq.
The Crone Law Group
101 Montgomery, Suite 2650
San Francisco, CA 94104

If to Bridgeway, to:
Huludao Rescue

With copies to (which shall not constitute notice):
Ryan Nail, Esq.
The Crone Law Group
101 Montgomery, Suite 2650
San Francisco, CA 94104

If to the Majority Shareholder, to:

Bosch Equities, L.P.

76 Lagoon Rd
Belvedere, CA 94920

With copies to (which shall not constitute notice):

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04   Attorney’s Fees.

In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05   Confidentiality.

Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06   Public Announcements and Filings.

Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.07   Schedules; Knowledge.

Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.08   Third Party Beneficiaries.

This contract is strictly between Bridgeway, Dragons, the Dragons Shareholders and the Majority Shareholder, and, except as specifically provided, no director, officer, stockholder (other than the Dragons Shareholders and the Majority Shareholder), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.09   Expenses.

Subject to Article VI and VII above, whether or not the Exchange is consummated, each of Bridgeway and Dragons will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.10   Entire Agreement.

This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11   Survival; Termination.

The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 8.12   Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.13   Amendment or Waiver.

Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.14   Best Efforts.

Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Bridgeway Acquisition Corp.

By:	/s/ Keri Bosch
Name: Keri Bosch
Title: Chief Executive Officer, Director

And

By:	Bosch Equities, L.P., majority shareholder

By:	KBB Financial Inc., General Partner

	By:	/s/ Keri Bosch
Name: Keri Bosch
Title: President

Dragons Soaring Limited:

By:	/s/ Baoyuan Zhu
Name: Baoyuan Zhu
Title: Director

Bosch Equities, L.P.:

By:	KBB Financial Inc., General Partner

By:	/s/ Keri Bosch
Name: Keri Bosch
Title: President

Approved and Accepted by the DRAGONS SOARING LIMITED Shareholders:

/s/ Baoyuan Zhu
Name: Baoyuan Zhu

/s/ Jianjun Gao
Name: Jianjun Gao

/s/ Xiaoran Zhang
Name: Xiaoran Zhang

/s/ Zhenxing Liu
Name: Zhenxing Liu

/s/ Kun Liu
Name: Kun Liu

/s/ Weiwei Wang
Name: Weiwei Wang

/s/ Jiujie Xu
Name: Jiujie Xu

/s/ Ming Cheng
Name: Ming Cheng

/s/ Shuangsheng Li
Name: Shuangsheng Li

/s/ Jianfeng Zhang
Name: Jianfeng Zhang

/s/ Jing Wang
Name: Jing Wang

/s/ Ping Li
Name: Ping Li

/s/ Yan Zhang
Name: Yan Zhang

/s/ Shuangfei Zhai
Name: Shuangfei Zhai

/s/ Wenqin Duan
Name: Wenqin Duan

/s/ Qiaoli Zhang
Name: Qiaoli Zhang

/s/ Xiaoqin Zheng
Name: Xiaoqin Zheng

/s/ Li Yi
Name: Li Yi

Table 1:   Exchange Shares to be Issued

Name	Shares
Baoyuan Zhu	7,916,160
Jianjun Gao	1,532,160
Xiaoran Zhang	1,564,080
Zhenxing Liu	1,436,400
Kun Liu	1,436,400
Weiwei Wang	1,276,800
Jiujie Xu	1,468,320
Ming Cheng	1,276,800
Shuangsheng Li	1,212,960
Jianfeng Zhang	1,340,640
Jing Wang	1,372,560
Ping Li	1,308,720
Yan Zhang	1,564,080
Shuangfei Zhai	1,372,560
Wenqin Duan	1,532,160
Qiaoli Zhang	1,564,080
Xiaoqin Zheng	1,212,960
Li Yi	1,532,160
Total	31,920,000

 B-1